                          WARRANT PURCHASE AGREEMENT


THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into effective this 27th day of October, 1999, by and between OEC Medical Systems, Inc., a Delaware Corporation (hereinafter referred to as the "Company"), and the Undersigned Warrant Holder (hereinafter referred to as the "Holder").

                                   RECITALS

          A. The Holder is one of a group of holders (collectively, the "Holders") who own certain warrants to purchase shares of the Company's common stock (the "Warrant Shares") that the Company issued pursuant to that certain "Common Stock Warrant" (the "Warrants") and "Registration Rights Agreement" (the "Registration Rights Agreement") on or about September 5, 1996.

          B. The Company desires that all of the Holders, including the undersigned Holder, voluntarily surrender their Warrants, which Warrants will be purchased by the Company for a price equal to $36.00 per Warrant Share, less the purchase price of the Warrant Shares of $11.75 per share (the "Warrant Price") and any amounts required to be withheld by the Company for applicable tax withholdings.

          E. The Holder desires to voluntarily surrender his/her Warrant and waive his/her rights under the Registration Rights Agreement, pursuant to the terms and conditions hereinafter set forth.

          F. The Holder further desires to release the Company and its affiliates, successors and assigns, and to hold them harmless, from and against any and all demands claims, damages, losses or other liabilities arising from or based upon the Holder's surrender of his/her Warrants and waiver of his/her rights under the Registration Rights Agreement, as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

                                   AGREEMENT

          1.  Purchase of Warrant.   The Company hereby agrees to purchase from
              --------------------
the Holder, and the Holder hereby agrees to sell to the Company, the Holder's Warrant for a purchase price equal to $36.00 per Warrant Share for the number of Warrant Shares underlying the Warrant, less the Warrant Price for the number of Warrant Shares underlying the Warrant and any amounts required to be withheld by the Company for applicable tax withholdings.

          2.  Waiver of Rights Under Registration Rights Agreement.  As
              ----------------------------------------------------
additional consideration for the payment made hereunder to the Holder, the Holder hereby waives, relinquishes and foregoes any and all rights he/she may have under the Registration Rights Agreement.

          3.  Holder Representations.
              -----------------------

               (a) Disclosure.  The Holder represents that
                   -----------

                   (i) he/she has received from the Company copies of the Company's (A) most recent annual report on Form 10-K; (B) most recent annual report to shareholders; (C) most recent quarterly report on Form 10-Q; and (D) the definitive proxy statement dated October 1, 1999; and

                   (ii) he/she is capable of evaluating the merits and the risks of the transaction contemplated by this Agreement and has the capacity to protect his/her own interest and to bear the economic risk of the transaction contemplated herein. The Holder alone, or with the assistance of his/her legal, tax and financial advisors, is knowledgeable and experienced in financial and business matters and is capable of making an informed decision to enter, and has independently determined to enter, into the transaction contemplated in this Agreement.

               (b) Irrevocability of Agreement. The Holder hereby understands
                   ----------------------------
and agrees that this Agreement shall be irrevocable.

          4.  Release by Holder.  The Holder does hereby forever
              ------------------
unconditionally, irrevocably and completely release, waive, cancel and discharge the Company and its officers, directors, employees, shareholders, affiliates, agents, representatives, successors and assigns (collectively, the "Released Parties"), of and from any and all rights, claims, demands, damages, penalties, costs, expenses, liabilities, obligations and causes of action (collectively, "Claims") of any nature or kind whatsoever, whether known or unknown, or hereafter discovered, whether fixed or contingent, whether anticipated or unanticipated, whether in law or in equity, arising out of, related to or based upon the Warrant, the Registration Rights Agreement and any and all incentives of the Company previously granted, outstanding or promised to the Holder, including, without limitation, any claims as a stockholder, option holder, warrant holder, distributor, dealer or otherwise under federal or state securities or "blue sky" laws, rules or regulations, under general corporate laws or any other statute, law, rule or regulation, or under common law. The Holder agrees not to file or allow to be filed on his or her behalf any lawsuit, charge or complaint against the Released Parties regarding the claims released hereby. The Holder waives the benefit of any statute, rule or law that might grant a releasing party the right to assert unknown or unsuspected claims following the execution of a release. Notwithstanding the foregoing, the Holder is not releasing the Company for any breach of or obligations arising under this Agreement.

          5.  General Provisions.   The following are also an integral part of
              -------------------
this Agreement:

               (a)  Counterparts.  This Agreement may be executed in one or more
                    -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument, and which shall become effective when there exists copies signed by the Company and by the Holder.

               (b)  Other Documents. The parties to this Agreement shall in
                    ----------------
good faith execute such other and further instruments, agreements or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

               (c)  Applicable Law. This Agreement shall be interpreted,
                    ---------------
construed and enforced in accordance with the laws of the State of Utah.

               (d)  Binding Agreement.  This Agreement shall be binding upon and
                    ------------------
inure to the benefit of the heirs, legal representatives, successors and assigns, as permitted, of the respective parties hereto, and any entities resulting from the reorganization, consolidation or merger of any corporate party hereto.

               (e)  Assignment. This Agreement and the rights and obligations
                    ----------
herein may not be assigned or delegated by any party hereto without the prior written consent of the other party.

               (f)  Severability. In the event that any provision of this
                    -------------
Agreement is held by a court of competent jurisdiction to be void, voidable or unenforceable for any reason whatsoever, the remainder of this Agreement shall nevertheless continue in full force and effect as if the void, voidable or unenforceable provision were not contained herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

                                   OEC MEDICAL SYSTEMS, INC.

                                   By:______________________________________
                                      Randy W. Zundel
                                      Executive Vice President,
                                      Chief Operating Officer and
                                      Chief Financial Officer

                                   Holder
                                   By:______________________________________
                                      ______________________________________
                                      (Print name in space provided above)

SLC:0027256.02

                                       3